Exhibit 4.23

DATED THE 1ST DAY OF APRIL 2012

(1)       INSCOM HK LIMITED

and

(2)       INSCOM GROUP LIMITED

and

(3)       INSCOM HOLDING LIMITED

and

(4)       APOLLO & MUSE HOLDING LIMITED

and

(5)       CLEVER STAR HOLDINGS LIMITED

and

(6)       CISG HOLDINGS LIMITED

SECOND SUPPLEMENTAL SUBSCRIPTION

and SHARE PURCAHSE

and SHAREHOLDERS AGREEMENT

relating to

INSCOM HOLDING LIMITED

STEVENSON, WONG & CO.

4/F & 5/F, Central Tower

No. 28 Queen’s Road Central

Hong Kong

Ref.: CMM/ECL/HLO(P)/71525/12(COMM)

THIS SECOND SUPPLEMENTAL SUBSCRIPTION AND SHARES PURCHASE AND SHAREHOLDERS AGREEMENT is made on the 1st day of April 2012

BETWEEN:-

(1)                         INSCOM HK LIMITED, a company incorporated under the laws of the HKSAR (under company number 1457225) whose registered office is situate at 12/F Ruttonjee House, 11 Duddell Street, Central, Hong Kong. (“INSCOM HK”);

(2)                         INSCOM GROUP LIMITED, a company incorporated under the laws of the British Virgin Islands (under company number 1584027) whose registered office is situate at P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands (the “INSCOM BVI”);

(3)                         INSCOM HOLDING LIMITED, a company incorporated under the laws of the British Virgin Islands (under company number 1584021) whose registered office is situate at P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands (the “Company”);

(4)                         APOLLO & MUSE HOLDING LIMITED, a company incorporated under the laws of the British Virgin Islands (under company number 1584020) whose registered office is situate at P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands (“Apollo”);

(5)                         CLEVER STAR HOLDINGS LIMITED, a company incorporated under the laws of the British Virgin Islands (under company number 1593866) whose registered office is situate at P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands (“CSH”); and

(6)                         CISG HOLDINGS LTD., a company incorporated under the laws of the British Virgin Islands (under company number 599853) whose registered office is situate at P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands (“CISG” or “Subscriber”).

and is SUPPLEMENTAL to a subscription and shares purchase and shareholders agreement (the “Principal Agreement”) relating to Inscom Holding Limited dated 29 July 2010 and a supplemental subscription and shares purchase and shareholders agreement related to Inscom Holding Limited dated 27 April 2011 made between the parties hereto.

WHEREAS:-

(A)                              Pursuant to the Principal Agreement, the Subscriber has agreed to purchase and subscribe and the Company has agreed to issue and allot the Subscriber such number of Subscription Shares (as defined in the Principal Agreement) and Apollo has agreed to sell and transfer the Sale shares (as defined in the Principal Agreement) in accordance with the terms of the Principal Agreement.

(B)                              On 27 April 2011, the parties entered into the Supplemental Agreement to vary the conditions of the Principal Agreement and to amend certain provisions of the Principal Agreement.

(C)                             Following further discussions between the parties to the Principal Agreement and having regard to the prevailing circumstances, the parties now wish to further vary the conditions of the Principal Agreement and the Supplemental Agreement and to further amend certain provisions of the Principal Agreement and the Supplemental Agreement by entering into this further supplemental agreement (the “Second Supplemental Agreement”).

(D)                              Apollo and CSH, together with the Company, INSCOM BVI and INSCOM HK, have entered into a similar subscription and share purchase agreement (the “Further Share Purchase Agreement”) relating to the Company on 29 October 2010 with two other subscribers, namely Wang Strategic Capital Partners (II) Limited and Harbor Pacific Capital Partners I, LP (the “New Subscribers”). The New Subscribers had, pursuant to the execution of the Further Share Purchase Agreement, executed a Deed of Adherence to the effect that they shall perform, assume, comply with and be bound by all the terms, covenants, obligations and provision in the Principal Agreement.

(E)                               Apollo, CSH and the Company confirm that (i) the relevant terms in the Principal Agreement to be amended by the Supplemental Agreement and this Second Supplemental Agreement were not included in the Further Share Purchase Agreement; and (ii) the relevant terms in the Principal Agreement as amended by the Supplemental Agreement and the relevant terms in the Supplemental Agreement as amended by this Supplemental Agreement do not affect the rights and obligations of the New Subscribers under the Principal Agreement and/or Further Share Purchase Agreement.

NOW, THEREFORE, the parties hereto agree as follows:-

Section 1 Interpretation.    Words and expressions defined in the Principal Agreement and the Supplemental Agreement shall, unless the context otherwise requires, have the same meanings when used in this Second Supplemental Agreement.

Section 2 Amendments to the Supplemental Agreement.      With effect from the date of this Second Supplemental Agreement, the terms of the Principal Agreement and the Supplemental Agreement shall be deemed to be amended as follows:

(a)    Section 6.1 and 6.2 of the Principal Agreement shall be deleted in its entirety.

(b)    Section 2 of the Supplemental Agreement shall be deleted in its entirety.

Section 3 Share Incentive Plan

(a)         In order to promote the success and enhance the value of the Company by linking the personal interests of the members of the Board, Employees, and Consultants to those of the Company Shareholders and by providing such individuals with an incentive for outstanding performance to generate superior returns to the Company Shareholders, the Company adopted a share incentive plan (“Share Incentive Plan”) on 29 March 2012, CSH hereby agrees to contribute nine percentage (9%) of the entire [10,120] original ordinary shares issued before 1 March 2012 (“Original Shares”) of the Company at a total nominal consideration of USD3.00 for the Share Incentive Plan. For the avoidance of doubt, the Original Shares shall not include any further issuance of Ordinary Shares on and after 1 March 2012 or any other shares (including Preference Shares) in the capital of the Company or any loan capital, securities or other rights which having attached thereto a right of conversion into or exchange for any Ordinary Shares or any equity interest in the Company.

(b)         The board of the Company shall administer the mechanism of the Share Incentive Plan upon the terms and the conditions pursuant to the Share Incentive Plan.

Section 4 Miscellaneous.

(a)         Save as expressly amended or altered by this Second Supplemental Agreement, the Principal Agreement and the Supplemental Agreement shall continue in full force and effect and upon the same terms and conditions.

(b)         The terms stated and/or defined in the Principal Agreement, the Supplemental Agreement and the Second Supplemental Agreement shall have the same meanings herein unless the context requires otherwise.

(c)          The headings of the clauses of this Second Supplemental Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Second Supplemental Agreement.

(d)         In the event of any conflict between the provisions of the Principal Agreement, the Supplemental Agreement and this Second Supplemental Agreement, the provisions of this Second Supplemental Agreement shall prevail.

(e)          This Second Supplemental Agreement may be executed by the parties hereto in counterparts and by different parties on separate counterparts, each of which when so executed and delivered shall be an original but all of which shall together constitute one and the same instrument.

(f)           This Second Supplemental Agreement, the Supplemental Agreement and the Principal Agreement constitute the entire and only agreement between the parties hereto with respect to the subject matter hereof.

(g)          Time shall be of the essence as regards any date or period mentioned in this Second Supplemental Agreement, or any date or period substituted for the same by the agreement of the parties otherwise.

(h)         Section 12 (Miscellaneous) of the Principal Agreement shall be incorporated herein by reference and shall apply mutatis mutandis to this Second Supplemental Agreement.

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IN WITNESS whereof this Second Supplemental Agreement has been executed on the date and year said above written.

INSCOM HK

SIGNED BY Tian Yuan	)
a director, for and on behalf of	)	/s/ Tian Yuan
INSCOM HK LIMITED	)
in the presence of	)

/s/ Han Chunying

INSCOM BVI

SIGNED BY Tian Yuan	)
a director, for and on behalf of	)	/s/ Tian Yuan
INSCOM GROUP LIMITED	)
in the presence of	)

/s/ Han Chunying

The Company

SIGNED BY Tian Yuan	)
a director, for and on behalf of	)	/s/ Tian Yuan
INSCOM HOLDING LIMITED	)
in the presence of	)

/s/ Han Chunying

Apollo

SIGNED BY Tian Yuan	)
authorized signatory for and on behalf	)	/s/ Tian Yuan
of APOLLO & MUSE HOLDING	)
LIMITED , in the presence of	)

/s/ Han Chunying

CSH

SIGNED BY Feng Zhuojun	)
a director, for and on behalf of	)	/s/ Feng Zhuojun
CLEVER STAR HOLDINGS LIMITED	)
in the presence of	)

/s/ Han Chunying

CISG

SIGNED BY Hu Yinan	)
a director, for and on behalf of	)	/s/ Hu Yinan
CISG HOLDINGS LIMITED	)
in the presence of	)

/s/ Han Chunying